UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 5, 2016

Date of Report (Date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 8, 2016, Model N, Inc. issued a press release announcing its financial results for the third quarter fiscal year 2016, which ended June 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective August 5, 2016, our board of directors elected Melissa Fisher to serve as a Class II director whose current term will expire at our 2018 annual meeting of stockholders. Ms. Fisher will also serve as a member of the Audit Committee of our board of directors. There are no arrangements or understanding between Ms. Fisher and any other persons pursuant to which Ms. Fisher was named as a director.

In connection with her service as a director and a member of the Audit Committee, Ms. Fisher will be eligible to receive an annual award of restricted stock units having a value of $100,000. In addition, Ms. Fisher will be eligible to receive annual awards of restricted stock units having a value of $30,000 and $20,000 as a retainer and for Audit Committee service, respectively. Annual awards are granted as of the date of the company’s annual meeting of stockholders and vest as to 25% quarterly as of the 15th day of May, August, November and February.

For the period beginning August 5, 2016 and ending at our 2017 annual meeting of stockholders, Ms. Fisher will receive restricted stock units having a value of $75,600, which reflects a prorated portion of the annual awards she is eligible to receive and which will vest as to 50% on each of November 15, 2016 and February 15, 2017.

In connection with her election, we will enter into our standard form of director Indemnity Agreement with Ms. Fisher. Pursuant to this agreement, subject to the exceptions and limitations provided therein, we will agree to hold harmless and indemnify Ms. Fisher to the fullest extent authorized by our certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013 and which exhibit is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Third Quarter of Fiscal Year 2016 Financial Results,” dated August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Mark Tisdel
Mark Tisdel
Senior Vice President and Chief Financial Officer

Date: August 8, 2016

Exhibit Index

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Third Quarter of Fiscal Year 2016 Financial Results,” dated August 8, 2016.